                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Security Capital Pacific Trust:

  We consent to incorporation by reference in the registration statements No. 33-86444 (Form S-3), No. 33-78402 (Form S-3), No. 33-71040 (Form S-3), No. 33-
44631 (Form S-3) and No. 33-25317 (Form S-8) of Security Capital Pacific Trust (formerly Property Trust of America) of our report dated February 28, 1995, except as to note 10, which is as of March 23, 1995, relating to the balance sheets of Security Capital Pacific Trust as of December 31, 1994 and 1993, and the related statements of earnings, shareholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Security Capital Pacific Trust.

                                          KPMG Peat Marwick LLP

El Paso, Texas
March 29, 1995